UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           May 9, 2008

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01.	Other Events.

On May 9, 2008, Hi-Tech Pharmacal Co., Inc. issued a press release announcing that it entered into a distribution and supply agreement with a subsidiary of Warner Chilcott Limited to market the authorized generic version of Warner Chilcott’s Dovonex® Scalp Solution (calcipotriene solution 0.005%), indicated for the topical treatment of psoriasis of the scalp. According to IMS, Dovonex® Scalp Solution had sales of approximately $18 million in 2007. Hi-Tech will pay Warner Chilcott a portion of the profits from the sale of the authorized generic product. Hi-Tech will begin shipping generic calcipotriene scalp solution under its label immediately. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9,2008	HI-TECH PHARMACAL CO., INC.

	By:	/s/ David S. Seltzer
	Name:	David S. Seltzer
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated May 9, 2008.